UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut 06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), plus certain other subsidiaries as guarantors and the Company entered into the Sixth Amendment, Waiver and Consent dated as of July 31, 2009 (the “Credit Agreement Amendment”), to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the lenders party thereto and Société Générale, as administrative agent.

Pursuant to the terms of the Credit Agreement, the Company was required to achieve specified milestones related to the consummation of a Liquidity Event (as defined in the Credit Agreement).  Pursuant to the Credit Agreement Amendment, these milestones were revised by amending and restating in its entirety the definition of “Trigger Event” contained therein, which now requires:

(1) the Company to deliver effective extensions of its exchange offer to holders of the Senior Notes (as defined in the Credit Agreement) (the “Senior Notes Exchange Offer”) to a date no later than August 14, 2009;

(2) the Company to deliver a letter from the Refinance Party (as defined in the Credit Agreement Amendment) confirming that the Refinance Party actively continues to negotiate definitive documentation in good faith with the Company and the borrowers thereunder on the Refinance Transaction (as defined in the Credit Agreement Amendment) and that the Refinance Party’s due diligence investigation of the borrowers’ business has not identified any materially adverse matters in the judgment of the Refinance Party on or prior to August 7, 2009;

(3) the Company to deliver on or before August 7, 2009:

(a) to Bracewell & Giuliani LLP,  the Commercial Term Sheet (as defined in the Credit Agreement Amendment),

(b) to the administrative agent, a certificate from an authorized officer of the Company certifying that the Commercial Term Sheet (i) evidences that any collateral to be provided to the Refinance Party in connection with Refinance Transaction shall specifically exclude certain cash collateral and the related account, and (ii) enables a refinancing in full of the obligations under the Credit Agreement and permits MXenergy to request the issuance of letters of credit in a face amount sufficient to enable the borrowers to comply with certain collateral requirements thereunder; and

(c) a written agreement among the Refinance Party, the Company and the borrowers confirming that (i) such Commercial Term Sheet represents the agreement of such persons as to the matters contained therein, (ii) no other material matters in connection with the Senior Notes Exchange Offer or the Refinance Transaction remain outstanding as between such persons, and (iii) such Commercial Term Sheet is not inconsistent in any manner with the equity and intercreditor term sheets previously provided to the lenders under the Credit Agreement;

(4) On or prior to August 28, 2009, the Company to deliver (in the case of a Senior Notes Exchange Offer) evidence that the holders of at least 90% of the outstanding principal amount of the Senior Notes (excluding Senior Notes owned by the Company) have validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer, as modified pursuant to the amendment to the Exchange Offering Memorandum described in the definition of “Maturity Date”;

(5) that the Senior Notes Exchange Offer shall not have (a) expired or terminated without having holders of a sufficient amount of the Senior Notes to make the Senior Notes Exchange Offer effective having validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer, or (b) amended or otherwise modified in any manner (unless amended or otherwise modified (i) as required in the Credit Agreement Amendment to cause the occurrence of the effective date of the Credit Agreement Amendment, (ii) as described in the definition of “Maturity Date” (i.e., to make any changes required to reflect the terms set forth in the Commercial Term Sheet or the equity and intercreditor term sheets, and to extend the expiration date of the Senior Notes Exchange Offer to a date no later than August 28, 2009) or (iii) solely to extend the expiration date of the Senior Notes Exchange Offer such that it is consummated and settled simultaneously with the closing of the Refinance Transaction); and

(6) that neither the Company nor the borrowers shall have received a notice of or have become aware of a termination or abandonment of a Refinance Party, or of a significant change in structure that could reasonably be expected to delay the closing to after August 31, 2009 of the refinancing in full of the obligations under the Credit Agreement contemplated as of the effective date of the Credit Agreement Amendment, and that neither the Company nor any borrower or any of its subsidiaries shall have taken any action to terminate or abandon the Refinance Transaction, or shall have failed to take any action which failure has the effect of terminating or abandoning the Refinance Transaction.

Various other terms of the Credit Agreement were also amended by the Credit Agreement Amendment, including:

•                  The Maturity Date (as defined therein) was extended through August 18, 2009; provided that the Maturity Date would be extended through August 31, 2009 if certain deliveries were made to the administrative agent thereunder on or prior to August 14, 2009.

•                  The revolving commitments of the lenders thereunder were reduced to $94.0 million as of the effective date of the Credit Agreement Amendment.

•                  An additional event of default was added pursuant to the Credit Agreement Amendment upon any governmental or regulatory body having jurisdiction or any local distribution company taking any adverse action (in the sole judgment of the majority lenders) against the Company, a borrower or any of their respective subsidiaries.

•                  The Credit Agreement Amendment requires the consent of each of the lenders affected thereby in order to allow the borrowers to postpone any date fixed by Section 2.14(e) therein for cash collateralization of, or provision of a substitute letter of credit with respect to, the aggregate letter of credit exposure.

•                  The Credit Agreement Amendment provides the following amendments regarding letters of credit: (1) the final date on which the Company may request issuance, increase, amendment, renewal or extension of letters of credit under the Credit Agreement was extended to August 11, 2009 or, if the Maturity Date has been extended to August 31, 2009, to August 27, 2009; (2) no letter of credit issued, increased, amended, renewed or extended prior to the effective date of the Credit Agreement Amendment shall have an expiration date later October 31, 2009 (other than up to $40 million face amount of letters of credit which may have an expiration date not later than January 31, 2010); and (3) no letter of credit issued, increased, amended, renewed or extended on or after the effective date of the Credit Agreement Amendment shall have an expiration date later than October 15, 2009 or, if the Maturity Date has been extended to August 31, 2009, later than November 15, 2009.

•                  Lastly, the Credit Agreement Amendment provides that the loan parties shall not permit the aggregate amount of natural gas inventory to exceed 6.1 Bcf on any day in the month of August 2009.

MXenergy also entered into the Thirteenth Amendment to Master Transaction Agreement dated as of July 31, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  Among other things, the Hedge Agreement Amendment amends the definition of “Commitment Termination Date” thereunder to conform the termination dates with the dates set forth in the definition of “Maturity Date” under the Credit Agreement.  Further, the Hedge Agreement Amendment amends the milestones required to be achieved thereunder with respect to a Liquidity Event, by: (1) extending the date by which a Liquidity Event must occur to August 31, 2009, and (2) adding the requirement that no later than August 31, 2009, there shall occur a financial closing and funding of (a) the refinancing in full of the obligations under the Credit Agreement and (b) either (i) the payment in full of all amounts owing to the Hedge Provider under the ISDA Master Agreement in respect of the termination of each Transaction (as defined in the ISDA Master Agreement, the Hedge Agreement and any other agreement  between MXenergy and the Hedge Provider) and/or (ii) to the extent that one or more Transactions under the ISDA Master Agreement are not terminated on or about the Commitment Termination Date (as defined in the Hedge Agreement), the assumption (whether through novation or otherwise) of all such Transactions under the ISDA Master Agreement with an eligible counterparty consented to by the Hedge Provider in its sole discretion.  Additionally, the Hedge Agreement Amendment further amends the milestones required to be achieved thereunder to conform with the Trigger Event requirements under the Credit Agreement.

Various other terms of the Hedge Agreement were also amended by the Hedge Agreement Amendment, including:

•                  The Hedge Agreement Amendment provides that an extension fee and certain accrued payments be made to the Hedge Provider.

•                  The Hedge Agreement Amendment reduces the total permitted hedged volume under the Hedge Agreement from 12 Bcf to 11 Bcf.

•                  Lastly, the Hedge Agreement Amendment has added the following Specified Events (as defined in the Hedge Agreement): (1) any amendment or waiver shall occur to the definition of “Borrowing Base” under the Credit Agreement without the prior written consent of the Hedge Provider, (2) the failure of MXenergy to maintain a borrowing base availability under the Credit Agreement of at least $10,000,000, (3) the failure of MXenergy to pay the extension fee to Hedge Provider, and (4) the failure of MXenergy to deliver a letter of credit to Hedge Provider by 4:00 p.m. on August 3, 2009, which contains specific terms set forth in the Hedge Agreement Amendment.

These descriptions of the Credit Agreement Amendment and the Hedge Agreement Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Sixth Amendment, Waiver and Consent to the Third Amended and Restated Credit Agreement, dated as of July 31, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Thirteenth Amendment to the Master Transaction Agreement, dated as of July 31, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: August 3, 2009	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary